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CHS Reports Second Quarter Fiscal Year 2024 Earnings
Solid Ag Earnings Contributed to $170.3 Million in Second Quarter Net Income

ST. PAUL, MINN. (April 3, 2024) - CHS Inc., the nation’s leading agribusiness cooperative, today released results for its second quarter ended Feb. 29, 2024. The company reported quarterly net income of $170.3 million and revenues of $9.1 billion compared to net income of $292.3 million and revenues of $11.3 billion in the second quarter of fiscal year 2023. For the first six months of fiscal year 2024, the company reported net income of $693.2 million and revenues of $20.5 billion compared to record net income of $1.1 billion and record revenues of $24.1 billion in the first half of fiscal year 2023.
Second quarter fiscal year 2024 highlights:
•Performance was solid across our segments, although earnings were down from the record second quarter of fiscal year 2023.
•In our Ag segment, earnings rose as agronomy markets were stronger compared to the prior year and grain and oilseed margins were stable.
•In our Energy segment, margins declined from the highs in the prior year due to changing market conditions including the impact of a historically warm winter.
•Equity method investments continued to perform well, led by our CF Nitrogen investment.

“The first six months of our fiscal year have delivered overall good financial results,” said Jay Debertin, president and CEO of CHS Inc. "Our supply chain investments and well-diversified portfolio, empowered by our people and technology, are helping us perform well as we connect farmers and local cooperatives with the inputs and services they need to help feed the world."

Energy
Pretax earnings of $51.6 million for the second quarter of fiscal year 2024 represent a $213.2 million decrease versus the prior year period and reflect:
•Decreased refining margins due to lower market prices and less favorable pricing on heavy Canadian crude oil, partially offset by a lower cost for renewable fuel credits
•Lower margins for propane due to global market conditions
•Reduced demand for propane and refined fuels, primarily driven by warm weather conditions across much of our trade territory

Ag
Pretax earnings of $56.9 million represent a $138.4 million increase versus the prior year period and reflect:
•Improved margins for our wholesale and retail agronomy products due to improved market conditions
•Increased margins for our grain and oilseed product category due to the timing impact of market adjustments
•Higher grain and oilseed volumes due to improved efficiencies and a more balanced global supply and demand environment

Nitrogen Production
Pretax earnings of $37.0 million represent a $44.7 million decrease versus the prior year period and reflect lower equity income from CF Nitrogen attributed to decreased market prices of urea and UAN.

Corporate and Other
Pretax earnings of $40.2 million represent a $7.8 million decrease versus the prior year period, primarily reflecting lower equity income from Ventura Foods, which experienced less favorable market conditions for edible oils.

CHS Inc. Earnings*
by Segment
(in thousands $)

	Three Months Ended		Six Months Ended
	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023
Energy	$51,579	$264,822	$318,414	$661,416
Ag	56,851	(81,566)	226,571	205,733
Nitrogen Production	37,009	81,733	73,468	178,606
Corporate and Other	40,219	48,033	84,051	84,737
Income before income taxes	185,658	313,022	702,504	1,130,492
Income tax expense	15,325	20,974	8,803	55,528
Net income	170,333	292,048	693,701	1,074,964
Net income (loss) attributable to noncontrolling interests	26	(273)	471	45
Net income attributable to CHS Inc.	$170,307	$292,321	$693,230	$1,074,919

*Earnings is defined as income (loss) before income taxes.

CHS Inc. (www.chsinc.com) creates connections to empower agriculture. As a leading global agribusiness and the largest farmer-owned cooperative in the United States, CHS serves customers in 65 countries and employs nearly 10,000 people worldwide. We provide critical crop inputs, market access and risk management services that help farmers feed the world. Our diversified agronomy, grains, foods and energy businesses recorded revenues of $45.6 billion in fiscal year 2023. We advance sustainability through our commitment to being stewards of the environment, building economic viability and strengthening community and employee well-being.

This document and other CHS Inc. publicly available documents contain, and CHS officers, directors and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of its businesses, financial condition and results of operations, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control. CHS actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause CHS actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in CHS filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10-K for the fiscal year ended August 31, 2023. These factors may include changes in commodity prices; the impact of government policies, mandates, regulations and trade agreements; global and regional political, economic, legal and other risks of doing business globally; the ongoing war between Russia and Ukraine; the escalation of conflict in the Middle East; the impact of inflation; the impact of epidemics, pandemics, outbreaks of disease and other adverse public health developments, including COVID-19; the impact of market acceptance of alternatives to refined petroleum products; consolidation among our suppliers and customers; nonperformance by contractual counterparties; changes in federal income tax laws or our tax status; the impact of compliance or noncompliance with applicable laws and regulations; the impact of any governmental investigations; the impact of environmental liabilities and litigation; actual or perceived quality, safety or health risks associated with our products; the impact of seasonality; the effectiveness of our risk management strategies; business interruptions, casualty losses and supply chain issues; the impact of workforce factors; our funding needs and financing sources; financial institutions’ and other capital sources’ policies concerning energy-related businesses; technological improvements that decrease the demand for our agronomy and energy products; our ability to complete, integrate and benefit from acquisitions, strategic alliances, joint ventures, divestitures and other nonordinary course-of-business events; security breaches or other disruptions to our information technology systems or assets; the impact of our environmental, social and governance practices, including failures or delays in achieving our strategies or expectations related to climate change or other environmental matters; the impairment of long-lived assets; the impact of bank failures; and other factors affecting our businesses generally. Any forward-looking statements made by CHS in this document are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise except as required by applicable law.